Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Conatus Pharmaceuticals Inc. 2013 Incentive Award Plan of our report dated March 11, 2016, with respect to the financial statements of Conatus Pharmaceuticals Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2015, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

San Diego, California

May 5, 2016